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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549







                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): July 3, 2003



                             FLAGSTAR BANCORP, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)


           Michigan                     0-22353                  38-3150651
           --------                     -------                  ----------
 (State or Other Jurisdiction         (Commission             (I.R.S. Employer
       of Incorporation)              File Number)           Identification No.)

                   5151 Corporate Drive, Troy, Michigan 48098
                   ------------------------------------------
                    (Address of principal executive offices)


                                 (248) 312-2000
                                 --------------
               Registrant's telephone number, including area code


                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)



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Item 12. Results of Operations and Financial Conditions (provided under "Item 9.
Regulation FD Disclosure").

         Pursuant to Securities and Exchange Commission Release No. 33-8216, dated March 27, 2003, the information provided herein is being furnished under
Item 12 of Form 8-K. The information required by Item 12 is being provided under
Item 9 pursuant to SEC interim filing guidance provided in SEC press release No. 2003-41.

         On July 3, 2003, the Company issued a press release, which updated its projected earnings for the quarter ended June 30, 2003. In the press release, the Company announced that it expected its earnings for the quarter ended June 30, 2003 to exceed $1.10 per share, which was 28% higher than the consensus quarterly earnings estimate of $0.86 per share, as reported in First Call. The projected earnings of $1.10 per share would represent a 67% increase over the $0.66 earnings per share for the first quarter of 2003.

         A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                         FLAGSTAR BANCORP, INC.


Date: July 9, 2003                       By: /s/ Michael W. Carrie
                                             -----------------------------------
                                             Michael W. Carrie
                                             Executive Director, Chief Financial
                                             Officer and Treasurer
                                             (Duly Authorized Representative)




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                               8-K EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION

EX-99.1                 Press Release Dated July 3, 2003